Exhibit 99

NEWS RELEASE

STANDEX INTERNATIONAL CORPORATION ■ SALEM, NH 03079 ■ TEL (603) 893-9701 ■ WEB www.standex.com

STANDEX REPORTS FISCAL THIRD QUARTER 2026 FINANCIAL RESULTS

●	In Q3 FY26, Sales Increased 8.1% YOY to $224.6 Million; New Products Sales Grew ~40% and Sales into Fast Growth Markets Contributed >30% of Total Sales
●	In Q3 FY26, Sales Increased 6.5% YOY Organically; Electronics Increased 6.8% YOY Organically
●	Book to Bill of 1.05; Electronics Book to Bill of 1.14
●	Q3 FY26 GAAP Operating Margin of 40.4%; Adjusted Operating Margin of 19.7%, Up 30 bps YOY
●	Continued Portfolio Simplification with Federal Industries’ Divestiture; Leverage Ratio Reduced to 1.9x
●	Expect ~$100 Million of Incremental Sales in FY26 After Federal Divestiture; Fast Growth Market Sales to Grow ~45% to ~$270 Million; Plan to Release >15 New Products Contributing ~300bps of Growth

SALEM, NH – April 30, 2026 – Standex International Corporation (NYSE: SXI) today reported financial results for the third quarter of fiscal year 2026 ended March 31, 2026.

Summary Financial Results - Total
($M except EPS and Dividends)	3Q26	3Q25	2Q26	Y/Y	Q/Q
Net Sales	$224.6	$207.8	$221.3	8.1%	1.5%
Operating Income – GAAP	$90.8	$26.3	$35.6	246.0%	155.3%
Operating Income – Adjusted	$44.2	$40.3	$42.2	9.5%	4.8%
Operating Margin % - GAAP	40.4%	12.6%	16.1%	2780 bps	2430 bps
Operating Margin % - Adjusted	19.7%	19.4%	19.0%	30 bps	70 bps
Net Income from Continuing Ops – GAAP	$68.6	$22.8	$20.6	201.3%	232.6%
Net Income from Continuing Ops – Adjusted	$26.7	$23.5	$25.1	13.5%	6.5%

EBITDA	$99.4	$35.7	$45.1	178.7%	120.7%
EBITDA margin	44.3%	17.2%	20.4%	2710 bps	2390 bps
Adjusted EBITDA	$48.4	$45.3	$47.2	6.9%	2.6%
Adjusted EBITDA margin	21.6%	21.8%	21.3%	- 20 bps	30 bps

Diluted EPS – GAAP	$5.56	$1.81	$0.17	207.3%	3170.6%
Diluted EPS – Adjusted	$2.21	$1.95	$2.08	13.5%	6.3%
Dividends per Share	$0.34	$0.32	$0.34	6.3%	0.0%

Free Cash Flow	$6.3	$3.5	$13.0	81.5%	-51.6%
Net Debt to EBITDA	1.9x	3.0x	2.3x	-36.7%	-17.4%

Commenting on the quarter’s results, President and Chief Executive Officer David Dunbar said, “We delivered another quarter with year-on-year organic growth and strong operating performance. Our sales increased 8.1% year-on-year to $224.6 million driven by 8% contribution from new products and more than 30% contribution from sales into fast growth markets. We realized 6.5% organic growth with a book to bill of 1.05. Our Electronics segment grew 6.8% organically with a book to bill of 1.14. We are well positioned to deliver mid-to-high single-digit organic growth again in the fiscal fourth quarter, primarily driven by new product launches, and strong tailwinds in the electrical grid, space, defense and aviation end markets. Sales from fast growth markets totaled approximately $69 million in the fiscal third quarter and are expected to reach approximately $270 million for the full fiscal year 2026.

Adjusted operating margin expanded by 30 basis points year-on-year to 19.7%. We paid down approximately $62 million of debt in the fiscal third quarter, and our net leverage ratio was reduced to 1.9x.

On March 6th, we completed the divestiture of Federal Industries at an enterprise value of approximately $70 million. The divestiture supports continued portfolio simplification and enables us to focus on larger businesses and fast growth end market opportunities. As such, we will now report under the four operating segments of Electronics, Aerospace & Defense (formerly Engineering Technologies), Scientific, and Engraving & Hydraulics.”

Fiscal Fourth Quarter 2026 Outlook

In fiscal fourth quarter 2026, on a year-on-year basis, the Company expects slightly to moderately higher revenue, driven by mid-to-high single digit organic growth from higher sales into fast growth end markets and increased new product sales, partially offset by the impact on revenue from the recently completed divestiture of Federal Industries. The Company expects slightly lower adjusted operating margin as contributions from organic growth and realization of productivity actions are more than offset by growth investments, higher medical costs, and increased variable compensation expenses.

On a sequential basis, the Company expects slightly higher revenue, driven by increased contributions from fast growth end markets and new product sales, and slightly to moderately higher adjusted operating margin due to higher volume and pricing and productivity initiatives, partially offset by growth investments.

Fiscal Year 2026 Outlook

The Company’s prior fiscal year 2026 sales outlook included a full year contribution from Federal Industries. Considering the divestiture of Federal Industries and barring any unforeseen economic, global trade, or tariffs related disruptions, the Company now expects revenue to grow by approximately $100 million in fiscal year 2026, which will continue to be driven by mid-to-high single digit organic growth in Electronics and double-digit organic growth in Aerospace & Defense. The Company remains on course to release over fifteen new products that it expects will contribute approximately 300 bps of incremental growth. Sales from fast growth markets are on track to grow approximately 45% year-on-year and reach approximately $270 million.

Third Quarter Segment Operating Performance

The Engineering Technologies segment has been re-named as the Aerospace & Defense segment. The Company believes this name change will improve understanding of the business and its end markets. The Hydraulics business has been combined with the Engraving business under Engraving & Hydraulics segment. As a result, the Company will now report under the four operating segments of Electronics, Aerospace & Defense, Scientific, and Engraving & Hydraulics.

Electronics (53% of sales; 66% of segment adjusted operating income)

	3Q26	3Q25	% Change
Electronics ($M)
Revenue	119.7	111.3	7.6%
GAAP Operating Income	31.7	25.5	24.3%
GAAP Operating Margin %	26.4	22.9
Adjusted Operating Income	35.1	33.2	5.9%
Adjusted Operating Margin %	29.3	29.8

Revenue increased approximately $8.4 million or 7.6% year-on-year, reflecting organic growth of 6.8% and a foreign currency benefit of 0.8%. Organic growth was driven by sales into fast growth markets and increased new product sales. Adjusted operating income increased approximately $1.9 million or 5.9% year-on-year due to higher volume, pricing initiatives, and product mix, partially offset by growth investments.

The segment had a book-to-bill ratio of approximately 1.14 in the fiscal third quarter, with orders of approximately $136 million.

In fiscal fourth quarter 2026, on a sequential basis, the Company expects slightly to moderately higher revenue, reflecting higher sales into fast growth end markets and increased new product sales. The Company expects slightly higher adjusted operating margin due to higher revenue, partially offset by continued growth investments.

Aerospace & Defense (16% of sales; 12% of segment adjusted operating income)

	3Q26	3Q25	% Change
Aerospace & Defense ($M)
Revenue	36.6	27.4	33.7%
GAAP Operating Income	5.8	3.4	70.9%
GAAP Operating Margin %	16.0	12.5
Adjusted Operating Income	6.6	5.1	29.4%
Adjusted Operating Margin %	18.0	18.6

Revenue increased approximately $9.2 million or 33.7% year-on-year reflecting organic growth of 20.8%, a 12.2% benefit from the McStarlite acquisition, and a foreign currency benefit of 0.7%. Organic growth was primarily driven by increased projects activity in the commercialization of space end market. Adjusted operating income increased approximately $1.5 million or 29.4% year-on-year reflecting higher volume.

In fiscal fourth quarter 2026, on a sequential basis, the Company expects slightly to moderately higher revenue due to growth in new product sales and more favorable project timing, and slightly to moderately higher adjusted operating margin due to higher volume and realization of productivity initiatives.

Scientific (8% of sales; 7% of segment adjusted operating income)

	3Q26	3Q25	% Change
Scientific ($M)
Revenue	18.0	18.3	-1.7%
GAAP Operating Income	3.7	3.9	-4.8%
GAAP Operating Margin %	20.6	21.3
Adjusted Operating Income	3.9	4.1	-4.8%
Adjusted Operating Margin %	21.9	22.6

Revenue decreased approximately $0.3 million or 1.7% year-on-year reflecting an organic decline of 1.7% from lower demand at academic and research institutions that were impacted by NIH funding cuts. Adjusted operating income decreased approximately $0.2 million or 4.8% year-on-year due to lower sales.

In fiscal fourth quarter 2026, on a sequential basis, the Company expects slightly higher revenue and similar adjusted operating margin due to product mix.

Engraving & Hydraulics (20% of sales; 12% of segment adjusted operating income)

	3Q26	3Q25	% Change
Engraving & Hydraulics ($M)
Revenue	44.8	43.8	2.2%
GAAP Operating Income	6.1	5.0	22.0%
GAAP Operating Margin %	13.6	11.3
Adjusted Operating Income	6.4	5.3	20.1%
Adjusted Operating Margin %	14.3	12.2

Revenue increased approximately $1.0 million or 2.2% year-on-year reflecting a foreign currency benefit of 4.0%, partially offset by an organic decline of 1.8%. The organic decline was primarily driven by general market weakness for hydraulics cylinders. Engraving services had organic growth of 4.0%, driven by slightly improved demand in North America and Asia. Adjusted operating income increased approximately $1.1 million or 20.1% year-on-year due to higher sales and the realization of previously executed restructuring actions.

In fiscal fourth quarter 2026, on a sequential basis, the Company expects slightly lower revenue and similar to slightly higher adjusted operating margin from realization of productivity initiatives.

Capital Allocation

●	Interest: In fiscal fourth quarter 2026, the Company expects interest expense of approximately $6.8 to $7.0 million.

●

Share Repurchase: During the fiscal third quarter of 2026, the Company did not repurchase shares. There was approximately $28 million remaining on the Company’s current share repurchase authorization at the end of the fiscal third quarter 2026.

●

Capital Expenditures: In fiscal third quarter 2026, the Company’s capital expenditures were $5.6 million compared to $6.1 million in the fiscal third quarter of 2025. The Company expects fiscal year 2026 capital expenditures between $27 million and $30 million. Capital expenditures were $28.3 million in fiscal year 2025.

●

Dividend: On April 23, 2026, the Company declared a quarterly cash dividend of $0.34 per share, an approximately 6.3% year-on-year increase. The dividend is payable May 22, 2026, to shareholders of record on May 8, 2026.

Balance Sheet and Cash Flow Highlights

●

Net Debt: Standex had net (cash) debt of $369.1 million on March 31, 2026, compared to $470.4 million at the end of fiscal third quarter 2025. Net (cash) debt for the third quarter of 2026 consisted primarily of long-term debt of $472.8 million and cash and equivalents of $103.7 million.

●

Cash Flow: Net cash provided by continuing operating activities for the three months ended March 31, 2026, was $11.9 million compared to $9.6 million in the prior year’s quarter. Free cash flow after capital expenditures was $6.3 million compared to free cash flow after capital expenditures of $3.5 million in the fiscal third quarter of 2025.

Conference Call Details

Standex will host a conference call for investors tomorrow, May 1, 2026, at 8:30 a.m. ET. On the call, David Dunbar, President and CEO, and Ademir Sarcevic, CFO, will review the Company’s financial results and business and operating highlights. Investors interested in listening to the webcast and viewing the slide presentation should log on to the “Investors” section of Standex’s website under the subheading, “Events and Presentations,” located at www.standex.com.

A replay of the webcast will also be available on the Company’s website shortly after the conclusion of the presentation online through May 1, 2027. To listen to the teleconference playback, please dial in the U.S. (888) 660-6345 or (646) 517-4150 internationally; the passcode is 06832#. The audio playback via phone will be available through May 8, 2026. The webcast replay can be accessed in the “Investor Relations” section of the Company’s website, located at www.standex.com.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures, including non-GAAP adjusted income from operations, non-GAAP adjusted net income from continuing operations, free operating cash flow, EBITDA (earnings before interest, taxes, depreciation and amortization) adjusted EBITDA, adjusted EBITDA to net debt, and adjusted earnings per share. The attached financial tables reconcile non-GAAP measures used in this press release to the most directly comparable GAAP measures. The Company believes that the use of non-GAAP measures which exclude the impact of restructuring charges, purchase accounting, amortization from acquired intangible assets, insurance recoveries, discrete tax events, gain or loss on sale of a business unit, acquisition costs, and litigation costs help investors to obtain a better understanding of our operating results and prospects, consistent with how management measures and forecasts the Company's performance, especially when comparing such results to previous periods. An understanding of the impact in a particular quarter of specific restructuring costs, acquisition expenses, or other gains and losses, on net income (absolute as well as on a per-share basis), operating income or EBITDA can give management and investors additional insight into core financial performance, especially when compared to quarters in which such items had a greater or lesser effect, or no effect. Non-GAAP measures should be considered in addition to, and not as a replacement for, the corresponding GAAP measures, and may not be comparable to similarly titled measures reported by other companies.

About Standex

Standex International Corporation is a multi-industry manufacturer in four broad business segments: Electronics, Aerospace and Defense, Scientific, and Engraving & Hydraulics with operations in the United States, Europe, Canada, Japan, Singapore, Mexico, Turkey, India, and China. For additional information, visit the Company's website at http://standex.com/.

Forward-Looking Statements

Statements contained in this Press Release that are not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as “should,” “could,” “may,” “will,” “expect,” “believe,” “estimate,” “anticipate,” “intend,” “continue,” or similar terms or variations of those terms or the negative of those terms. There are many factors that affect the Company’s business and the results of its operations and that may cause the actual results of operations in future periods to differ materially from those currently expected or anticipated. These factors include, but are not limited to: the impact of global crises or catastrophic events on employees, our supply chain, and the demand for our products and services around the world; materially adverse or unanticipated legal judgments, fines, penalties or settlements; conditions in the financial and banking markets, including fluctuations in exchange rates and the inability to repatriate foreign cash; domestic and international economic conditions, including the impact, length and degree of economic downturns on the customers and markets we serve and more specifically conditions in the electrical grid, automotive, construction, aerospace, defense, transportation, food service equipment, consumer appliance, energy, oil and gas and general industrial markets; lower-cost competition; the relative mix of products which impact margins and operating efficiencies in certain of our businesses; the impact of higher raw material and component costs, particularly steel, certain materials used in electronics parts, petroleum based products, and refrigeration components; the impact of higher transportation and logistics costs, especially with respect to transportation of goods from Asia; the impact of inflation on the costs of providing our products and services; an inability to realize the expected cost savings from restructuring activities including effective completion of plant consolidations, cost reduction efforts including procurement savings and productivity enhancements, capital management improvements, strategic capital expenditures, and the implementation of lean enterprise manufacturing techniques; the potential for losses associated with the exit from or divestiture of businesses that are no longer strategic or no longer meet our growth and return expectations; the inability to achieve the savings expected from global sourcing of raw materials and diversification efforts in emerging markets; the impact on cost structure and on economic conditions as a result of actual and threatened increases in trade tariffs; the inability to attain expected benefits from acquisitions and the inability to effectively consummate and integrate such acquisitions and achieve synergies envisioned by the Company; increased costs from acquisitions to improve and coordinate managerial, operational, financial, and administrative systems, including internal controls over financial reporting and compliance with the Sarbanes-Oxley Act of 2002, and other costs related to such systems in connection with acquired businesses; market acceptance of our products; our ability to design, introduce and sell new products and related product components; the ability to redesign certain of our products to continue meeting evolving regulatory requirements; the impact of delays initiated by our customers; our ability to increase manufacturing production to meet demand including as a result of labor shortages; the impact on our operations of any successful cybersecurity attacks; and potential changes to future pension funding requirements. For a more comprehensive discussion of these and other factors, see the “Risk Factors” section of the Company’s most recent annual report on Form 10-K filed with the SEC and available on the Company’s website. In addition, any forward-looking statements represent management's estimates only as of the day made and should not be relied upon as representing management's estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, the Company and management specifically disclaim any obligation to do so, even if management's estimates change.

Contact:

Christopher Howe

Director of Investor Relations

(773) 754-5394

e-mail: InvestorRelations@Standex.com

Standex International Corporation
Condensed Consolidated Balance Sheets
(unaudited)

	March 31,	June 30,
(In thousands)	2026	2025

ASSETS
Current assets:
Cash and cash equivalents	$103,725	104,542
Accounts receivable, net	179,695	172,702
Inventories	129,563	129,994
Prepaid expenses and other current assets	69,736	73,641
Total current assets	482,719	480,879

Property, plant, equipment, net	152,581	160,364
Intangible assets, net	204,855	225,757
Goodwill	585,503	610,338
Deferred tax asset	9,786	11,971
Operating lease right-of-use asset	45,812	47,998
Other non-current assets	45,521	29,573
Total non-current assets	1,044,058	1,086,001

Total assets	$1,526,777	$1,566,880

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$77,361	88,001
Accrued liabilities	64,180	63,204
Income taxes payable	16,864	15,770
Total current liabilities	158,405	166,975

Long-term debt	472,841	552,515
Operating lease long-term liabilities	36,586	40,057
Accrued pension and other non-current liabilities	60,539	67,743
Total non-current liabilities	569,966	660,315

Redeemable non-controlling interest	44,227	27,913

Stockholders' equity:
Common stock	41,976	41,976
Additional paid-in capital	142,396	136,082
Retained earnings	1,198,976	1,126,851
Accumulated other comprehensive loss	(198,941)	(164,765)
Treasury shares	(430,228)	(428,467)
Total stockholders' equity	754,179	711,677

Total liabilities, redeemable noncontrolling interest and stockholders' equity	$1,526,777	$1,566,880

Standex International Corporation
Consolidated Statement of Operations
(unaudited)

	Three Months Ended		Nine Months Ended
	March 31,	March 31,	March 31,	March 31,
(In thousands, except per share data)	2026	2025	2026	2025

Net sales	$224,595	207,780	$663,346	$568,058
Cost of sales	132,663	125,350	388,749	344,108
Gross profit	91,932	82,430	274,597	223,950

Selling, general and administrative expenses	48,067	47,564	149,063	130,796
(Gain) loss on sale of business	(56,837)	-	(56,837)	-
Restructuring costs	2,989	1,976	9,425	3,982
Amortization of acquired intangible assets	4,374	4,485	13,350	9,965
Acquisition related costs	2,513	2,152	3,562	20,392

Income from operations	90,826	26,253	156,034	58,815

Interest expense	7,328	8,363	24,154	14,915
Other non-operating (income) expense, net	828	309	1,054	1,171
Total	8,157	8,672	25,208	16,086

Income from continuing operations before income taxes	82,669	17,581	130,826	42,729
Provision for income taxes	14,037	(5,197)	25,738	475
Net income from continuing operations	68,632	22,778	105,088	42,254

Income (loss) from discontinued operations, net of tax	(115)	(52)	(94)	(56)

Net income	68,517	22,726	104,994	42,198
Less: net income attributable to redeemable noncontrolling interest	755	846	2,076	1,264
Less: change of redeemable noncontrolling interest to redemption value	784	-	18,763	-
Net income attributable to Standex International	$66,978	$21,880	$84,155	$40,934

Basic earnings per share:
Income (loss) from discontinued operations	(0.01)	-	(0.01)	-
Total income (loss) attributable to Standex International	$5.57	$1.83	$7.00	$3.44

Diluted earnings per share:
Income (loss) from discontinued operations	(0.01)	-	(0.01)	-
Total income (loss) attributable to Standex International	$5.56	$1.81	$6.99	$3.41

Average Shares Outstanding
Basic	12,048	11,986	12,033	11,906
Diluted	12,062	12,059	12,053	11,997

Standex International Corporation and Subsidiaries
Statements of Consolidated Cash Flows
(unaudited)

	Nine Months Ended
	March 31,
(In thousands)	2026	2025

Cash Flows from Operating Activities
Net income	$104,994	42,198
Income (loss) from discontinued operations	(94)	(56)
Income from continuing operations	105,088	42,254

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,249	25,310
Stock-based compensation	6,578	7,878
Non-cash portion of restructuring charge	575	(401)
(Gain) loss on sale of business	(56,837)	-
Contributions to defined benefit plans	(5,352)	(6,153)
Net changes in operating assets and liabilities	(29,884)	(32,675)
Net cash provided by operating activities - continuing operations	49,417	36,213
Net cash provided by (used in) operating activities - discontinued operations	(286)	(42)
Net cash provided by (used in) operating activities	49,131	36,171
Cash Flows from Investing Activities
Capital Expenditures	(19,674)	(19,762)
Expenditures for acquisitions, net of cash acquired	-	(477,381)
Proceeds from the sale of business	68,299	-
Other investing activities	(423)	3,800
Net cash provided by (used in) investing activities	48,202	(493,343)
Cash Flows from Financing Activities
Proceeds from borrowings	-	792,313
Payments of debt	(80,000)	(362,109)
Contingent consideration payment	(330)	-
Activity under share-based payment plans	1,775	2,019
Purchase of treasury stock	(3,800)	(9,582)
Distributions to non-controlling interests	(2,324)	-
Cash dividends paid	(12,135)	(11,197)
Other financing activities	-	-
Net cash provided by (used in) financing activities	(96,814)	411,444

Effect of exchange rate changes on cash	(1,336)	1,335

Net changes in cash and cash equivalents	(817)	(44,393)
Cash and cash equivalents at beginning of year	104,542	154,203
Cash and cash equivalents at end of period	$103,725	$109,810

Standex International Corporation
Selected Segment Data
(unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
(In thousands)	2026	2025	2026	2025
Net Sales
Electronics	$119,707	$111,283	$345,928	$284,939
Aerospace & Defense	36,591	27,375	97,121	70,555
Scientific	17,979	18,292	56,931	54,462
Engraving & Hydraulics	44,780	43,815	139,913	132,321
Other	5,538	7,015	23,453	25,781
Total	$224,595	$207,780	$663,346	$568,058

Income from operations
Electronics	$31,656	$25,471	$89,705	$59,918
Aerospace & Defense	5,841	3,417	13,836	11,120
Scientific	3,708	3,895	12,874	13,362
Engraving & Hydraylics	6,138	4,974	20,959	18,178
Other	762	1,362	4,046	5,214
Restructuring	(2,989)	(1,976)	(9,425)	(3,982)
Gain (loss) on sale of business	56,837	-	56,837	-
Acquisition related costs	(2,513)	(2,152)	(3,562)	(20,392)
Corporate	(8,614)	(8,738)	(29,236)	(24,603)
Total	$90,826	$26,253	$156,034	$58,815

Standex International Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)

	Three Months Ended			NineMonths Ended
	March 31,			March 31,
(In thousands, except percentages)	2026	2025	% Change	2026	2025	% Change
Adjusted income from operations and adjusted net income from continuing operations:
Net Sales	$224,595	$207,780	8.1%	$663,346	$568,058	16.8%
Income from operations, as reported	$90,826	$26,253	246.0%	$156,034	$58,815	165.3%
Income from operations margin	40.4%	12.6%		23.5%	10.4%
Adjustments:
Restructuring charges	2,989	1,976		9,425	3,982
Acquisition-related costs	2,513	2,152		3,562	20,392
Amortization of acquired intangible assets	4,374	4,485		13,350	9,965
Litigation (settlement refund) charge	-	-		100	-
(Gain) loss on sale of business	(56,837)	-		(56,837)	-
Purchase accounting expenses	331	5,479		2,316	11,676
Adjusted income from operations	$44,196	$40,345	9.5%	$127,950	$104,830	22.1%
Adjusted income from operations margin	19.7%	19.4%		19.3%	18.5%
Interest and other income (expense), net	(8,157)	(8,672)		(25,208)	(16,086)
Foreign currency related (gain) loss on acquisition and divestiture activities	-	-		-	554
Provision for income taxes	(14,037)	5,197		(25,738)	(475)
Discrete and other tax items	-	(9,321)		-	(8,946)
Tax impact of above adjustments	5,458	(3,173)		892	(10,314)
Net income from continuing operations, as adjusted	27,461	24,375		77,896	69,563
Less: net income attributable to redeemable noncontrolling interest	1,539	846		20,839	1,264
Add back: change of redeemable noncontrolling interest to redemption value per the acquisition agreement	(784)	-		(18,763)	-
Net income from continuing operations attributable to Standex, as adjusted	$26,706	$23,530	13.5%	$75,820	$68,299	11.0%

EBITDA and Adjusted EBITDA:
Net income (loss) from continuing operations, as reported	$68,632	$22,778	201.3%	$105,088	$42,254
Net income from continuing operations margin	30.6%	11.0%		15.8%	7.4%
Add back:
Provision for income taxes	14,037	(5,197)		25,738	475
Interest expense	7,328	8,363		24,154	14,915
Depreciation and amortization	9,448	9,744		29,249	25,310
EBITDA	$99,446	$35,688	178.7%	$184,229	$82,954	122.1%
EBITDA Margin	44.3%	17.2%		27.8%	14.6%
Adjustments:
Restructuring charges	2,989	1,976		9,425	3,982
Acquisition-related costs	2,513	2,152		3,562	20,392
Litigation (settlement refund) charge	-	-		100	-
(Gain) loss on sale of business	(56,837)	-		(56,837)	-
Purchase accounting expenses	331	5,479		2,316	11,676
Adjusted EBITDA	$48,441	$45,295	6.9%	$142,795	$119,004	20.0%
Adjusted EBITDA Margin	21.6%	21.8%		21.5%	20.9%

Free operating cash flow:
Net cash provided by operating activities - continuing operations, as reported	$11,904	$9,551		$49,417	$36,213
Less: Capital expenditures	(5,590)	(6,072)		(19,674)	(19,762)
Free cash flow from continuing operations	$6,314	$3,479		$29,743	$16,451

Standex International Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)

	Three Months Ended			NineMonths Ended
	March 31,			March 31,
Adjusted earnings per share from continuing operations	2026	2025	% Change	2026	2025	% Change

Diluted earnings per share from continuing operations attributable to Standex, as reported	$5.56	$1.81	207.3%	$6.99	$3.41	105.0%
Adjustments:
Restructuring charges	0.19	0.13		0.59	0.25
Acquisition-related costs	0.16	0.14		0.23	1.36
Amortization of acquired intangible assets	0.28	0.29		0.84	0.63
Litigation (settlement refund) charge	-	-		0.01	-
(Gain) loss on sale of business	(4.06)	-		(4.06)	-
Foreign currency related (gain) loss on acquisition and divestiture activities	-	-		-	0.04
Discrete tax items	-	(0.77)		-	(0.74)
Purchase accounting expenses	0.02	0.35		0.15	0.74
Change of redeemable noncontrolling interest to redemption value per the acquisition agreement	0.06	-		1.56	-
Diluted earnings per share from continuing operations attributable to Standex, as adjusted	$2.21	$1.95	13.5%	$6.29	$5.69	10.6%